UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2007

MENTOR GRAPHICS CORPORATION

(Exact name of registrant as specified in charter)

OREGON	0-13442	93-0786033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8005 S.W. BOECKMAN ROAD WILSONVILLE, OR	97070-7777
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 685-7000

NO CHANGE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 16, 2007, the Company and Anthony B. Adrian, the Company’s Vice President and Corporate Controller, reached agreement on the timing of Mr. Adrian’s retirement which will be effective September 21, 2007. Also on August 16, 2007, the Company determined that Maria M. Pope, the Company’s Vice President and Chief Financial Officer, will assume the duties of principal accounting officer effective upon Mr. Adrian’s retirement. Ms. Pope, age 42, has been the Company’s Vice President and Chief Financial Officer since July 2, 2007. Previously, she was employed since 1995 by Pope & Talbot, Inc., a forest products company headquartered in Portland, Oregon, serving as Vice President and General Manager, Wood Products Division from December 2003 to June 2007, and as Vice President, Chief Financial Officer and Secretary from 1999 to 2003 and in 2006. Ms. Pope previously worked for Levi Strauss & Co. and Morgan Stanley & Co., Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENTOR GRAPHICS CORPORATION
(Registrant)

Date: August 20, 2007	By:	/s/ Dean M. Freed
Dean M. Freed
Vice President and General Counsel

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